Exhibit 99
IN THE CIRCUIT COURT OF BULLOCK COUNTY, ALABAMA

MARGARET FRANKLIN, individually and on	)
behalf of a class of similarly situated citizens of	)
the State of Alabama,	)
)
Plaintiff,	)
)
v.	)	CIVIL ACTION NO. CV-06-65
)
ACCEPTANCE INSURANCE AGENCY,	)
et al.,	)
)
Defendants.	)
STIPULATION AND AGREEMENT OF SETTLEMENT
     This Stipulation and Agreement of Settlement (the “Settlement”) is made and entered into by First Acceptance Insurance Company, Inc., and its predecessors and affiliates, USAuto Insurance Company, and Transit Automobile Club, Inc. (collectively or individually, as the context requires, “First Acceptance”), by and through their undersigned attorneys of record, and Margaret Franklin and all other persons similarly situated by and through their undersigned attorneys of record. This Settlement is intended fully, finally, and forever to resolve, discharge, and settle this Action and the Released Claims (as defined below) without costs and with prejudice, upon and subject to the terms and conditions hereof, and subject to the approval of the Circuit Court of Bullock County, Alabama.
RECITALS
          1.1 The above-captioned action (the “Action”) was initially filed in this Court on July 24, 2006 as a proposed class action on behalf of all Alabama Policyholders who purchased membership in NationSafe Driver.

          1.2 The Complaint, as amended, asserted both legal and equitable claims and alleged that First Acceptance, among other charges, breached its contractual duties to the class by selling them automobile club memberships in Transit Automobile Club and NationSafe Driver. This Action addressed only First Acceptance’s conduct in Alabama with respect to the Class under Alabama law.
          1.3 This Settlement is a compromise of disputed claims made to avoid the uncertainty, risks, costs, and delays of further litigation. First Acceptance does not admit liability to any Class Member and First Acceptance does not admit liability in any case. First Acceptance also denies any wrongful conduct toward Alabama Policyholders in the marketing or sale of automobile club memberships.
          1.4 The Parties and their counsel are satisfied that the terms and conditions of this Settlement are fair, reasonable and adequate, particularly due to the likelihood that continued litigation would be protracted, entail risks, and involve substantial expense.
          1.5 This Settlement also implements certain procedures which First Acceptance will use in the future in the marketing and sale of automobile club memberships if it continues offering that product.
DEFINITIONS
          2. Certain Definitions
     The following terms used throughout the Agreement have the meaning specified below:
          2.1 “Active Current Policyholder” means any policyholder insured in Alabama by First Acceptance who purchased an automobile club membership in either Transit Automobile Club or NationSafe Drivers from First Acceptance, and who owns a liability insurance policy issued by First Acceptance or any of its affiliates that is in force on both December 15, 2008, and March 6, 2009.
          2.2 “Agreement” means this Stipulation and Agreement of Settlement.
          2.3 “Class Member” means a person included within the Settlement Class.
          2.4 “Court” means the Circuit Court of Bullock County, Alabama.
          2.5 “Defendants” means all those companies defined as “First Acceptance” on page 1 of this Agreement.
          2.6 “Defendants’ counsel” means any member or associate of Maynard, Cooper & Gale, PC, Birmingham, Alabama.
          2.7 “Final Approval” of this Settlement means the last date by which all of the following shall have occurred:
          (a) Entry by the Court of the Settlement Order and Final Judgment in the form attached as Exhibit “B”;
          (b) The Court has made a final order awarding attorneys’ fees and costs, if any; and
          (c) Forty-two (42) days having passed after entry of the orders provided for in subparagraphs (a) and (b) above, whichever occurs last, without any appeals being taken, or, if appeals or requests for review have been taken, orders have been entered affirming said order or orders or denying review after exhaustion of all appellate remedies.
          2.8 “Former Policyholder” means any policyholder insured in Alabama by First Acceptance who purchased an automobile club membership in either Transit Automobile Club or NationSafe Drivers from First Acceptance, and who did not own a liability insurance policy issued by First Acceptance or any of its affiliates that was in force on December 15, 2008.
          2.9 “Inactive Current Policyholder” means any policyholder insured in Alabama by First Acceptance who purchased an automobile club membership in either Transit Automobile Club or NationSafe Drivers from First Acceptance, and who owns a liability insurance policy issued by First Acceptance or any of its affiliates that was in force on December 15, 2008, but is not in force on March 6, 2009.
          2.10 “Order Directing Distribution” means the order issued by the Court on or after Final Approval, directing the provision of Settlement Benefits to the Settlement Class and payment for attorneys’ fees and costs in the form attached hereto as Exhibit “A” without material modification (except as agreed in writing by the signatories hereto).
          2.11 “Parties” mean the Representative Plaintiff, the Settlement Class and all of its Members, and Defendants, and “Party” means any of said Parties.
          2.12 “Plaintiff” means the Representative Plaintiff and Members of the Settlement Class.
          2.13 “Plaintiff’s counsel” means any member or associate of McCallum, Hoaglund, Cook & Irby, L.L.P., Birmingham, Alabama, or any member or associate of McCallum, Methvin & Terrell, LLP, Birmingham, Alabama.
          2.14 “Preliminary Approval” of this Agreement shall mean that the Court has entered an order in preliminarily approving the terms and conditions of this Agreement, without material modification that is not consented to by the Parties, including the manner of providing notice to the Settlement Class and the form and content of the exhibits attached hereto.

          2.15 “Released Claims” means those claims set forth in Section 11 of this Agreement.
          2.16 “Released Parties” means the Defendants, their parents, subsidiaries, affiliates, and their respective predecessors, successors and/or assignees, attorneys, accountants, representatives, past or present officers, inside and outside directors, employees, and/or agents.
          2.17 “Representative Plaintiff” means Margaret Franklin.
          2.18 “Settlement Class” means the class of persons as stipulated in Section 3 of this Agreement.
          2.19 “Settlement Benefits” mean the benefits to be distributed to the Settlement Class pursuant to Section 8 of this Agreement and the Order Directing Class Distribution.
          2.20 “Settlement Order and Final Judgment” means a final order and judgment in the same content as Exhibit “B” issued by the Court approving and incorporating this Settlement without modification (except as agreed in writing by the signatories hereto) as binding upon the parties.
     As used herein, the plural of any defined term includes the singular thereof, and the singular of any defined term includes the plural thereof as the context may require.
TERMS OF SETTLEMENT
          3. Certification of the Settlement Class
          3.1 The Parties agree that the Settlement Class shall consist exclusively of current and former insureds of First Acceptance in Alabama who purchased an automobile club membership in either Transit Automobile Club or NationSafe Drivers (or both) along with automobile insurance.
          3.2 Any Class Member may individually elect to opt out of the Settlement Class, within the time and in the manner specified in the Class Notice, with the effect that the rights of each such Class Member who opts out shall not be affected by this Settlement. Such opt out rights may be exercised only individually by a Class Member, and not by any other person in a representative capacity. Defendants shall have the right to withdraw from this Agreement if the number of potential Class Members who elect to be excluded from the Settlement Class exceeds five percent of the Class. Defendants must so elect to withdraw, in writing to Plaintiff’s Counsel, within seven (7) days after the deadline for receipt of requests for exclusion. If Defendants choose to exercise this right to withdrawal, this Agreement shall be null and void for all purposes.
          4. Addition of Defendants for Settlement Purposes
          4.1 For settlement purposes only, the parties hereby agree, subject to the approval of the Court, to add the Defendants not now parties to this Action by amendment.
          5. Resolution of Claims
          5.1 Plaintiff and Plaintiff’s Counsel agree that, should Defendants offer the automobile club memberships in the future, the use by the Defendants in Alabama of the sales and marketing techniques described in Exhibit “C” (the “Sales Approach”) will make more transparent the sale of automobile club memberships, though it is not the intent of this Settlement to preclude the Defendants from using other marketing approaches in the sale of automobile club memberships that comply with Alabama law, nor is it the intent of this

Settlement to require the Defendants to continue to offer automobile club memberships in the future.
          5.2 The Defendants agree to create a list of Class Members based on the stipulated class definition within a reasonable time after Preliminary Approval, consistent with the obligations and time frame established in Section 6 below. The list of Class Members will remain the confidential property of the Defendants, will be subject to the protective order entered by the Court, and all copies or versions will be returned to the Defendants within forty-five (45) days after Final Approval or within ten days after the entry of the Order Directing Class Distribution, whichever is later.
          5.3 The parties agree that this Settlement has conferred a substantial and tangible benefit on the Settlement Class.
          6. Class Notice
          6.1 No later than December 15, 2008 the Defendants, using U.S. Bank or another third party settlement administrator of their choice (that will be subject to Plaintiff’s Counsel’s approval not unreasonably withheld), shall cause notice to be sent to each Class Member. The Defendants, using their third party settlement administrator, will make a good faith effort to identify the last known address of each Class Member, and the Defendants shall cause notice to be sent to that address. The notice shall have substantially the same content as Exhibit “D” attached hereto. If a notice is returned for whatever reason, the sole obligation of the Defendants and their settlement administrator will be to remail the notice one time to another address, if any, identified through NCOA. In the alternative, Defendants may process all addresses through NCOA prior to the initial mailing.

          6.2 In addition, seasonably after Preliminary Approval, the Defendants shall cause notice to be published in one edition of the following newspapers: the Birmingham News, the Montgomery Advertiser, the Huntsville Times and the Mobile Press-Register. The published notice shall be substantially the same in form and content as Exhibit “D” attached hereto.
          7. Class Settlement Procedures
          7.1 The Parties shall move for a Preliminary Approval order preliminarily approving this Settlement as fair, just, reasonable, and adequate, approving notice to the Settlement Class as described in Section 6 above, and setting a hearing to consider final approval of the Settlement Order and Judgment and any objections to its fairness.
          7.2 Subject to the Court’s approval as set forth in Subsection 7.1 above, the Parties agree that, after Preliminary Approval, a Notice of Proposed Class Action Settlement and Release of Claims, in substantially the form and content of Exhibit “D” hereto, will be sent to the last known address reflected on the Defendants’ Alabama automobile policy master records of each Settlement Class Member, as updated through NCOA, if necessary, as set forth in Subsection 6.1 above. In addition, notice will be published, in substantially the form and content of Exhibit “D” hereto, as set forth in Subsection 6.2 above.
          7.3 Any Class Member seeking to be excluded from the Class must send a request for exclusion to the third party settlement administrator, which request must be received within the time specified in the notice.
          7.4 Any Class Member may object and appear at the Fairness Hearing in the manner and within the time frame specified in the Class Notice.

          7.5 At or before the Fairness Hearing, the Parties shall move for a Settlement Order and Final Judgment, substantially in the form of Exhibit “B” hereto, granting final approval of this Settlement as fair, reasonable, adequate, and binding on all Members of the Settlement Class who have not excluded themselves, awarding attorneys’ fees and costs, and effecting the releases as set forth in Section 11 below.
          7.6 A website shall be created and maintained at the reasonable expense of the Defendants for access by Class Members and other interested persons and shall contain the Complaint, the Answer, this Agreement, Class Notice, the Preliminary Approval Order, and any other materials ordered by the Court.
          7.7 A toll free number will be maintained at the reasonable expense of the Defendants for a period of not less than forty-five (45) days following the mailing of the Class Notice to respond to inquiries concerning the Settlement.
          7.8 The Defendants or their third party administrator shall timely and periodically report to the Court and Plaintiff’s Counsel by affidavit concerning the actions they have taken to comply with this Agreement. Plaintiff’s Counsel will engage in due diligence to monitor the settlement administration.
          8. Settlement Benefits
          8.1 The Defendants acknowledge their obligation to provide benefits in accordance with Subsection 8.2. Except as provided herein in Subsections 5.2, 6.1, 6.2, 7.6 and 7.7, concerning certain matters to be accomplished at the Defendants’ expense, this obligation shall constitute the entire consideration to be paid by or on behalf of the Defendants in connection with the Settlement, exclusive of Plaintiff ‘s class representative fee and Plaintiffs’ Counsel’s attorney’s fees.
          8.2 The Settlement Benefits will consist of the following:
     (a) Each Active Current Policyholder will, upon renewal of his or her current automobile policy with First Acceptance, receive a premium credit equal to 100% of the amounts paid for automobile club memberships in Transit Automobile Club and/or NationSafe Drivers unless, by the deadline stated in the benefit election form attached to the class notice, the Active Current Policyholder executes and returns to the settlement administrator the form electing to receive instead of policy credit a benefit providing for cash reimbursement up to a maximum total payment of $50 for any rental or towing expenses incurred by such Active Current Policyholder on or before February 28, 2010 as a result of vehicle disablement by accident. If the Class Member chooses the cash reimbursement certificate, the vehicle must be registered in the name of the Member at the time of the accident, the Class Member must submit the reimbursement form, proof of registration and the accident report, and evidence that you paid for a towing/ rental as a result of the disablement. To receive the premium credit benefit described above, an Active Current Policyholder must maintain his or her current automobile policy with First Acceptance in effect until the expiration of the term of such policy and must renew such policy upon its expiration. In the event an Active Current Policyholder fails to maintain his or her current automobile policy with First Acceptance until the end of its current term or fails to renew such policy upon its expiration, any premium credit benefit to such Active Current Policyholder pursuant to this Section 8.2(a) shall be forfeited.
     (b) Each Inactive Current Policyholder will receive a premium credit equal to 100% of the amounts paid for automobile club memberships in Transit Automobile Club and/or

NationSafe Drivers on his or her next automobile policy purchased from First Acceptance on or before August 30, 2010, unless, by the deadline stated in the benefit election form attached to the class notice, the Inactive Current Policyholder executes and returns to the settlement administrator the form electing to receive instead of policy credit a benefit providing for cash reimbursement up to a maximum total payment of $50 for any rental or towing expenses incurred by such Active Current Policyholder on or before February 28, 2010 as a result of vehicle disablement by accident. If the Class Member chooses the cash reimbursement certificate, the vehicle must be registered in the name of the Member at the time of the accident, the Class Member must submit the reimbursement form, proof of registration and the accident report, and evidence that you paid for a towing/ rental as a result of the disablement.
     (c) Each Former Policyholder will receive a certificate providing for cash reimbursement up to a maximum total payment of $50 for any rental or towing expenses incurred by the Former Policyholder on or before February 28, 2010, as a result of vehicle disablement by accident, unless, by the deadline stated in the benefit form attached to the class notice, the Former Policyholder executes and returns to the settlement administrator the benefit form, electing to receive instead of the certificate a premium credit equal to 100% of the amounts paid for automobile club memberships on his or her next automobile policy purchased from First Acceptance on or before August 30, 2010. If the Class Member chooses the cash reimbursement certificate, the vehicle must be registered in the name of the Member at the time of the accident, the Class Member must submit the reimbursement form, proof of registration and the accident report, and evidence that you paid for a towing/ rental as a result of the disablement.
     (d) Any premium credits issued pursuant to this Settlement shall be applied first to uninsured motorist coverage, if purchased, and then to liability coverage, and shall be prorated over a twelve-month term. An Active Current Policyholder, Inactive Current Policyholder or Former Policyholder will be entitled to the full amount of the premium credit only as long as the policy to which the premium is applied is kept in force during its entire twelve-month term, and any unused premium credit existing at the time of the termination of or lapse in coverage under the policy during the twelve month term will be forfeited.
     (e) Nothing in this Settlement Agreement shall obligate the Defendants to offer to accept or accept coverage on any person for whom the Defendants would decline to offer insurance coverage under their current, regular underwriting criteria at the time of such application. No benefits will be paid until expiration of the deadline for alternative election stated in the class notice.
          8.3 If any Settlement Class Member chooses to opt out of the Settlement, no benefit will be provided to such Settlement Class Member.
          9. Agreements of Plaintiff’s Counsel
          9.1 Within forty-five (45) days after Final Approval of this Agreement or within ten days after entry of the Order Directing Distribution, which ever is later, Plaintiff’s Counsel shall return to the Defendants the list of Class Members and all copies or versions thereof. Plaintiff’s Counsel agrees not to disseminate or disclose the information from the list of Class Members to any person without the Defendants’ prior written approval. Plaintiff’s Counsel further agree not to initiate contact with persons whose identities they learned from such list or learned from exclusion requests for the purpose of offering legal services to or entering into an individual attorney-client relationship with any of them. Plaintiff’s Counsel are not otherwise prohibited by this Agreement from representing any Class Member or former Class Member who has opted out of this Settlement who initiates contact with them, except as to the subject matter of this Action, unless this Settlement fails to receive Final Approval. This provision is not intended to violate any professional or ethical considerations.
          9.2 Within forty-five (45) days after Final Approval of this Settlement, or within ten days after the disbursements contemplated in Section 8, which ever is later, Plaintiff’s Counsel shall return to the Defendants all documents and all copies of such documents produced by the Defendants to Plaintiffs during the course of this litigation, including, but not limited to, all electronic data, and all copies thereof, including any copies provided by Plaintiff’s Counsel to third persons.
          9.3 Nothing in this Agreement shall preclude Plaintiff’s Counsel from seeking judicial relief to enforce this Agreement.
          10. Incentive Award, and Attorneys’ Fees and Costs
          10.1 Upon order of the Court, all counsel of record for Plaintiffs shall make application to the Court for, and the Defendants will not object to, an award of attorneys’ fees and reimbursement of expenses in an amount not to exceed Two Million Three Hundred and Twenty Thousand Dollars ($2,320,000) to be paid three business days after Final Approval by the Defendants outside the benefits otherwise due the Settlement Class. The Court shall conduct a hearing at which the Court shall ascertain and award attorneys’ fees in an amount not to exceed Two Million Three Hundred and Twenty Thousand Dollars ($2,320,000) to Plaintiff’s Counsel in this action. The Parties further agree that the Settlement has conferred a substantial and common benefit on the Settlement Class. In addition, Plaintiff will apply for an incentive award of $5,000 for her maintenance of this Action on behalf of the Settlement Class. Such award will be paid by Defendants within three business days after Final Approval.
          11. Release and Covenant Not to Sue
          11.1 Upon Final Approval, all Class Members who have not timely and properly excluded themselves, regardless of whether such Class Members have claimed or obtained benefits hereunder, shall release and forever discharge the Released Parties from (a) any and all claims relating to automobile club memberships in either Transit Automobile Club or NationSafe Driver which were asserted or could have been asserted in the Complaint and any Amended Complaint, whether known or unknown, suspected or unsuspected, concealed or unconcealed, tangible or intangible, whether sounding in contract, tort, unjust enrichment or any other theory, including without limitation any claim that the Released Parties violated any Unfair Claims Practices statute, any consumer fraud statute, or any other statutory or common law requirement, claims of any bad faith, breach of contract, or any other claim; and (b) any claim of fraud in the inducement of this Settlement.
          11.2 This Settlement reflects, among other things, the compromise and Settlement of disputed claims, and neither the Settlement nor the releases given herein, nor any consideration therefor, nor any actions taken to carry out this Settlement are intended to be, nor may they be deemed or construed to be, an admission or concession of liability, or of the validity of any claim, or of any point of fact or law (including but not limited to the propriety of class certification) on the part of any Party. The Defendants deny the allegations of the Complaints filed in this Action.

          12. Miscellaneous Provisions
          12.1 In the event that the Court issues an order preliminarily or finally approving this Settlement in a form or content materially different from this Settlement Agreement submitted to the Court, including all attached exhibits, both parties will have the option to withdraw from this Agreement, and this Agreement shall become null and void for all purposes.
          12.2 This Settlement is intended to and shall be governed by the laws of the State of Alabama.
          12.3 The Parties will not take any action which would interfere with the performance of this Agreement by any of the Parties hereto or which would adversely affect any of the rights provided for herein, nor, at any time shall any of the Parties or their counsel seek to solicit or otherwise encourage Class Members to submit written objections to the Settlement or to appeal from any of the Court’s orders approving the Settlement. Nothing herein precludes any of the Parties from filing an appeal if deemed necessary by such Party to advance, protect, or vindicate its rights.
          12.4 This Settlement was entered into only for purposes of compromise and settlement and is not an admission of liability by the Defendants or an admission that a class should be certified. In the event that Final Approval of this Settlement, without modification, does not occur for any reason, then no term or condition of this Settlement shall have any effect, nor shall any such matter be admissible in evidence for any purpose in this action or in any other proceeding.
          12.5 The terms and conditions set forth in this Settlement constitute the complete and exclusive agreement between the Parties relating to the subject matter of this

Settlement, superseding all previous negotiations, representations, and understandings, and may not be contradicted or supplemented by evidence of any prior or contemporaneous agreement. The Parties further intend that this Settlement constitutes the complete and exclusive statement of its terms as between the Parties and that no extrinsic evidence whatsoever may be introduced in any judicial proceeding involving this Settlement. Prior or contemporaneous representations not contained in this Settlement shall be of no force or effect. Any modification of the Settlement must be in writing signed by Plaintiff’s Counsel, the Representative Plaintiffs and First Acceptance.
          12.6 The determination of the terms of, and the drafting of, this Agreement has been by mutual agreement after negotiation, with consideration by and participation of all Parties and their counsel.
          12.7 This Agreement shall be binding upon and inure to the benefit of the representative heirs, successors and assigns of the Parties.
          12.8 After preliminary approval without material modification, the waiver by one Party of any provision or breach of this Agreement shall not be deemed a waiver of any other provision or breach of this Agreement.
          12.9 This Agreement shall become effective upon its execution by all of the undersigned. The Parties may execute this Agreement in counterparts, and execution of counterparts shall have the same force and effect as if all Parties had signed the same instrument.
          IN WITNESS HEREOF, the undersigned, being duly authorized, have caused this Agreement to be executed on the dates shown below and agree that it shall take effect on the date it is executed by all of the undersigned.

DATED: December 5, 2008.

/s/ Charles A. McCallum, III
Charles A. McCallum, III
McCallum, Hoaglund, Cook & Irby, L.L.P. 905 Montgomery Highway, Suite 201 Vestavia Hills, Alabama 35216 205-824-7767 Attorneys for Plaintiff

/s/ Edward A. “Ted” Hosp
Edward A. “Ted” Hosp
Maynard, Cooper & Gale, PC 1901 Sixth Ave., North Suite 2400 Birmingham, AL 35203 205-254-1000 Attorneys for Defendants

EXHIBIT A
IN THE CIRCUIT COURT OF BULLOCK COUNTY, ALABAMA

MARGARET FRANKLIN, individually and on	)
behalf of a class of similarly situated citizens of	)
the State of Alabama	)
)
Plaintiff,	)
v.	)	Civil Action No. CV-2006-000065
)
ACCEPTANCE INSURANCE AGENCY,	)
INC., et al.;	)
)
Defendants.	)
ORDER DIRECTING DISTRIBUTION
     This Court entered a Settlement Order and Final Judgment approving the settlement on                     . In Paragraph 9 of the Settlement Order and Final Judgment, as contemplated by the parties in the Settlement Agreement, the Court awarded the sum of $                     to Plaintiff’s counsel to cover their fees for legal services, all of their costs, disbursements, out-of-pocket expenses and other expenditures in connection with this litigation.
     The time for appeal from the Order and Final Judgment has expired without the filing of a Notice of Appeal (or any appeal so filed has now been resolved in favor of the Settlement Order and Final Judgment without any possibility of further judicial review). This litigation is therefore ended, except for the ministerial steps required to execute the judgment. Accordingly, the Court issues this Order in aid of execution of the Order and Final Judgment.
     The Court hereby orders the Defendants to pay to the Plaintiff’s attorneys the sum of $                     in full and final satisfaction of their claims to attorneys’ fees and costs in this action.

SO ORDERED, this            day of                                         , 2009.

BURT SMITHART
CIRCUIT COURT JUDGE

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EXHIBIT B
IN THE CIRCUIT COURT OF BULLOCK COUNTY, ALABAMA

MARGARET FRANKLIN, individually and on	)
behalf of a class of similarly situated citizens of	)
the State of Alabama	)
)
Plaintiff,	)
v.	)	Civil Action No. CV-2006-000065
)
ACCEPTANCE INSURANCE AGENCY,	)
INC., et al;	)
)
Defendants.	)
SETTLEMENT ORDER AND FINAL JUDGMENT
     This action was heard on February 9, 2009, pursuant to the Order Certifying Class for Settlement Purposes Only and Granting Motion for Preliminary Approval of Settlement and Enjoining Other Actions or Proceedings (the “Preliminary Approval Order”) entered on                     , for the purpose of determining: (i) whether the settlement of the action, on the terms and conditions set forth in the Stipulation and Agreement of Settlement (“Settlement Agreement”) previously submitted to the Court, should be finally approved as fair, reasonable and adequate; (ii) the amount of attorneys’ fees and expenses to award counsel for Plaintiff; and (iii) whether the Settlement Order and Final Judgment should be entered.
     This class action, like any class action, cannot be compromised without the approval of this Court. Having conducted the analysis required by the statute, the Court finds and concludes that the requirements of Ala.R.Civ.P. 23 have been satisfied, and that the settlement is fair, adequate and reasonable.
     Having considered the record in this action, IT IS HEREBY ORDERED, ADJUDGED AND DECREED as follows:

     1. This action has been certified as a class action on behalf of a class (“the Settlement Class”) consisting of all current and former insureds of First Acceptance in Alabama who purchased an automobile club membership in either Transit Auto Club, Inc. or Nation Safe Drivers (or both) along with automobile insurance.
     2. The Court finds that counsel for the Plaintiff, McCallum, Hoaglund, Cook & Irby, L.L.P., McCallum, Methvin & Terrell, P.C. have fairly and adequately represented the interests of the class.
     3. Based on the evidence presented at the hearing, the Court finds that notice has been given to the class pursuant to the Preliminary Approval Order, and that the notices sent to the class the Settlement Agreement were the best notices practicable, satisfied due process requirements, and provided Class Members with fair and adequate notice of the hearing and adequate information concerning the hearing, the right to be excluded from the Class, the settlement, and the right of counsel for Plaintiff to apply for an award of attorneys’ fees and expenses. The Court finds that all Class Members that did not timely request to opt out of the Class by January 30, 2009 are subject to this Court’s personal jurisdiction. Those listed on Exhibit A, filed under seal herewith, submitted timely and valid opt out requests and, therefore, are not bound by this Settlement Order and Final Judgment.
     4. The terms of the settlement, as set forth in the Settlement Agreement, are hereby determined to be fair, reasonable and adequate. Accordingly, said Settlement Agreement, including each of its respective terms and conditions, is hereby finally approved by and incorporated as part of this Settlement Order and Final Judgment. Words in this Settlement Order and Final Judgment have the same meaning as defined terms in the Settlement Agreement.

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     5. The Court hereby enters judgment fully and finally terminating all claims, on the merits, against Acceptance Insurance Agency, Inc., First Acceptance Insurance Company, Inc., U.S. Auto Insurance Company, and Transit Auto Club, Inc., their parents, subsidiaries, affiliates, and their respective predecessors, successors and assignees, attorneys, accountants, representatives, employees, and agents (collectively, the “Released Parties”), with the exception of Nation Motor Club, Inc. and The Lester Kalmanson Agency, Inc., and finds that all Class Members who have not timely and properly excluded themselves, regardless of whether such Class Members have claimed or obtained benefits hereunder, have waived and are stopped from asserting against the Released Parties: (a) any and all claims relating to automobile club memberships which were asserted or could have been asserted in the Complaint or any Amended Complaint, whether known or unknown, suspected or unsuspected, concealed or unconcealed, tangible or intangible, whether sounding in contract, tort, unjust enrichment or any other theory; and (b) any claim of fraud in the inducement of this Settlement; provided, however, Class Members do not release any claims based solely on the allegation that the Released Parties failed to pay benefits to which they were entitled under their automobile club coverage.
     8. All members of the Settlement Class are barred and permanently enjoined from asserting, instituting, or prosecuting, either directly or indirectly, any claim adjudicated or foreclosed by this Judgment.
     9. The sum of                                          ($                    ) is hereby awarded as the entire attorneys’ fees and costs in this action, covering all fees for legal services, all costs, all disbursements, all out-of-pocket expenses and all other expenditures in connection with this litigation. This amount shall be allocated among all counsel representing Plaintiff or claiming an interest in the attorneys’ fees and expenses in this litigation as set forth in the separate order

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awarding attorneys’ fees. The sum of                                          ($                    ) is hereby awarded to Plaintiff Margaret Franklin as an incentive payment for her representation of the Class. These sums shall be paid as provided in the Settlement Agreement upon execution by this Court of the Order Directing Distribution.
     10. The Sales Approach attached as Exhibit “C” to the Settlement Agreement is an acceptable approach for marketing coverage in the future. The Court hereby orders Defendants to continue the use of the Sales Approach or another approach that complies with Alabama law if it continues to market its own automobile club memberships. No Class Member shall challenge in the future Defendants’ use of the Sales Approach in marketing automobile club coverage.
     11. Neither this Final Judgment, the Settlement Agreement, the fact of settlement, the settlement proceedings, settlement negotiations, nor any related document, shall be used as an admission of any act or omission by Defendants or any other Released Party or be offered or received in evidence as an admission, concession, presumption, or inference of any wrongdoing by Defendants or any other Released Party in any proceeding other than such proceedings as may be necessary to consummate or enforce the Settlement Agreement.
     12. The parties are hereby authorized without further approval from the Court to adopt such amendments or modifications of the Settlement Agreement, and all exhibits thereto, as shall be consistent in all respects with this Settlement Order and Final Judgment and do not limit the rights of members in the Settlement Class.
     13. The Court retains jurisdiction over this Settlement to the extent necessary to implement, effectuate and administer this Settlement and this Settlement Order and Final Judgment.
     14. This Settlement Order and Final Judgment and the Settlement Agreement to which they relate are limited to claims made by Alabama Policyholders under Alabama law.

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     This                      day of                                                              , 2009.

BURT SMITHART CIRCUIT COURT JUDGE

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EXHIBIT C
SALES APPROACH
1. If First Acceptance offers a motor club product in Alabama, it will enhance the product with additional features yet to be determined.
2. All fees, charges, and selected coverages will be disclosed to the customer at the time of application on a declaration or written summary sheet.
3. First Acceptance’s computer system for offices and agents located in Alabama will not contain a “default” setting for coverages except those mandated by Alabama law.

EXHIBIT D
IN THE CIRCUIT COURT OF BULLOCK COUNTY, ALABAMA

MARGARET FRANKLIN, individually	)
and on behalf of a class similarly situated citizens	)
of the State of Alabama,	)
)
Plaintiff,	)
)
v.	)	Civil Action No. CV-2006-000065
)
ACCEPTANCE INSURANCE AGENCY, INC.;	)
ALABAMA ACCEPTANCE INSURANCE AGENCY, INC.;	)
USAUTO HOLDINGS, INC.; TRANSIT AUTO CLUB,	)
INC.,	)
)
Defendants.	)
NOTICE OF PROPOSED CLASS ACTION SETTLEMENT AND RELEASE OF CLAIMS
TO: ALABAMA POLICYHOLDERS OF VESTA INSURANCE COMPANY, FIRST ACCEPTANCE INSURANCE COMPANY, OR USAUTO INSURANCE COMPANY (HEREINAFTER REFFERED TO COLLECTIVELY AS “FIRST ACCEPTANCE”) WHO PURCHASED MOTOR CLUB COVERAGE FROM TRANSIT AUTO CLUB, INC. AND/OR NATION SAFE DRIVERS, INC.
THIS NOTICE IS BEING PUBLISHED BY ORDER OF THE COURT TO INFORM YOU OF THE PROPOSED
SETTLEMENT OF A CLASS ACTION. YOUR RIGHTS MAY BE AFFECTED BY THE LEGAL PROCEEDINGS DESCRIBED
BELOW. YOU NEED NOT RESPOND TO THIS NOTICE IN ORDER TO RECEIVE SETTLEMENT BENEFITS. IF YOU DO
NOT WANT TO BE PART OF THE SETTLEMENT, YOU MUST TAKE THE STEPS DESCRIBED IN THIS NOTICE BY
JANUARY 30, 2008. OTHERWISE, YOU MAY BE BOUND BY ALL OF THE TERMS OF THE PROPOSED
SETTLEMENT. IF YOU CURRENTLY HAVE OR INTEND TO MAKE A FORMAL CLAIM AGAINST FIRST ACCEPTANCE
REGARDING YOUR MOTOR CLUB COVERAGE, THE PROPOSED SETTLEMENT MAY AFFECT YOUR RIGHTS.
IF YOU HAVE ANY QUESTIONS, YOU MAY CALL 866-290-4390 AND SPEAK TO A REPRESENTATIVE.
PLEASE DO NOT CONTACT THE COURT, FIRST ACCEPTANCE OR YOUR INSURANCE AGENT.
A class action lawsuit against First Acceptance has been filed in the Circuit Court of Bullock Count, Alabama (the “Action”). The parties have reached a proposed settlement. The Court has authorized publication of this notice. The plaintiff in the Action alleged, on behalf of herself and a class of current and former Alabama policyholders of the First Acceptance companies, that there were certain deficiencies in the marketing of motor club memberships in Transit Auto Club or Nation Safe Drivers (“Motor Club membership”). First Acceptance does not admit liability on any individual claim. The plaintiff and First Acceptance have entered into a settlement agreement (the “Settlement Agreement”) in order to avoid the costs, uncertainty, and risks of further litigation and to resolve Alabama policyholders’ claims related to motor club memberships.
The court has certified a Settlement Class for injunctive, equitable and monetary relief.
The class is defined as:
“All citizens of the State of Alabama who are past insureds or current insureds of the Defendant or its affiliates and who paid “fees” or “dues” for “motor club” coverage though Transit Auto Club or Nation Safe Drivers;
If you are a Class Member, you need to decide whether to decline further participation in the class. To be excluded, you must send a written notice stating “I request to be excluded from the settlement class.” Your notice must also contain your name and address and must be signed and dated by you. This written notice should be sent to Franklin v. First Acceptance Insurance Corp. Settlement Administrator, P.O. Box 24389, Jacksonville, FL 32241-4389 so that it is received by January 30, 2009. If you are excluded, you will not be able to receive any benefit available under the proposed settlement and you will not be bound by any orders or judgments entered in this case. An exclusion request for your claim(s) must be filed in an individual capacity, not by any representative. If you remain in the Class, your interests will be represented without cost by class counsel, and you will be bound by all orders and judgments entered by the Court, whether favorable or unfavorable to the Class.
As set forth in the Settlement Agreement, each Class Member falls into one of three categories:
1.) “Active Current Policyholder” means any policyholder insured in Alabama by First Acceptance who purchased an automobile club membership in either Transit Automobile Club or NationSafe Drivers from First Acceptance, and who owns a liability insurance policy issued by First Acceptance or any of its affiliates that is in force on both December 15, 2008, and March 6, 2009;
2.) “Former Policyholder” means any policyholder insured in Alabama by First Acceptance who purchased an automobile club membership in either Transit Automobile Club or NationSafe Drivers from First Acceptance, and who did not own a liability insurance policy issued by First Acceptance or any of its affiliates that was in force on December 15, 2008; or
3.) “Inactive Current Policyholder” means any policyholder insured in Alabama by First Acceptance who purchased an automobile club membership in either Transit Automobile Club or NationSafe Drivers from First Acceptance, and who owns a liability insurance policy issued by First Acceptance or any of its affiliates that was in force on December 15, 2008, but is not in force on March 6, 2009.
If the settlement is approved and you do not exclude yourself from the Class, you will be entitled to benefit as follows:
Each Active Current Policyholder will, upon renewal of his or her current automobile policy with First Acceptance, be entitled to a premium credit equal to 100% of the amounts paid for automobile club memberships in Transit Automobile Club and/or NationSafe Drivers; or, at the Active Current Policyholder’s election and upon submission of the Settlement Benefit Form not later than March 6, to a cash reimbursement of up to $50 for towing and rental charges paid by the Active Current Policyholder;
Each Inactive Current Policyholder will be entitled to a premium credit equal to 100% of the amounts paid for automobile club memberships in Transit Automobile Club and/or NationSafe Drivers on his or her next automobile policy purchased from First Acceptance on or before August 30, 2010, to be prorated over a twelve-month term and applied first to uninsured motorist coverage, if purchased, then to liability coverage; or at the Inactive Current Policyholder’s election and upon submission of the Settlement Benefit Form not later than March 6, 2009, to a cash reimbursement of up to $50 for towing and rental charges paid by the Inactive Current Policyholder;
Each Former Policyholder will be entitled to a cash reimbursement of up to $50 for towing and rental charges paid by the Former Policyholder; or, at the Former Policyholder’s election and upon submission of the Settlement Benefit Form not later than March 6, 2009, to a credit on his or her next automobile policy with First Acceptance for 100% of the amounts the Former Policyholder paid for automobile club memberships in Transit Automobile Club and/or NationSafe Drivers, to be prorated over a twelve-month renewal term and applied first to uninsured motorist coverage, if purchased, then to liability coverage.
In order to receive the full premium credit, the Active Current Policyholder, Inactive Current Policyholder or Former Policyholder will be required to keep the policy to which the premium is applied in force during its entire twelve-month term, and any unused premium credit existing at the time of the termination of or lapse in coverage under the policy during the twelve month term will be forfeited. The cash reimbursement benefit is available for accidents occurring between March 1, 2009 and February 28, 2010. These benefits are more fully described in the Benefit Form that accompanies this notice as mailed to Policyholders . IF YOU ARE READING THIS NOTICE IN A NEWSPAPER AND DID NOT RECEIVE A COPY OF THIS NOTICE AND ENCLOSED BENEFIT FORM BY MAIL, CALL 866-290-4390 AND A BENEFIT FORM WILL BE MAILED TO YOU. All claims relating to motor club memberships that have been or could have been asserted in the Action will be released.
The Court has designated the following counsel to represent the Class for the purposes of settlement of this lawsuit:

Charles A. McCallum, III	Robert G. Methvin, Jr.
R. Brent Irby	McCallum, Methvin & Terrell, P.C.
McCallum, Hoaglund, Cook & Irby, L.L.P.	The Highland Building
905 Montgomery Highway, Suite 201	2201 Arlington Avenue South.
Vestavia Hills, Alabama 35216	Birmingham, Alabama 35205
You will not be separately charged for the services of these or any other counsel representing the Class in this Action. You have the right to retain your own attorney in this matter, but if you do, you will be responsible for paying your own attorneys’ fees and expenses. Plaintiff will apply to the Court for an award of attorneys’ fees representative award, and costs not to exceed a total of $2,320,000.00 on behalf of the counsel which have represented the plaintiff in this class action. If the Court approves the application, the settlement will not be reduced by that amount.
The Court will hold a hearing on February 9, 2009, at 10:00 o’clock a.m. Central Time, to consider whether to approve the proposed settlement and to determine the amount of attorneys’ fees and expenses to award to the plaintiffs’ counsel, at the Circuit Court of Bullock County, Alabama, 217 North Prairie Street, Union Springs, Alabama 36089. Unless you request exclusion, you may file a written objection by January 30, 2009, to any aspect of the proposed settlement or the amount of attorneys’ fees, but you will be bound by the orders and judgments entered in this case, even if the Court does not agree with your objections. Each written objection should state the case name and number and include (i) a statement of your objections, as well as the specific reasons you have for each objection, including any legal support you wish to bring to the Court’s attention and any evidence you wish to introduce in support of your objection(s), (ii) your name, address and telephone number, (iii) the policy number(s) of your policy(ies), and (iv) the claim number(s) of your claim(s). Objections should be sent to the following addresses:

Clerk of the Court	Charles A. McCallum, III	Edward A. (“Ted”) Hosp
Bullock County Circuit	R. Brent Irby	Maynard, Cooper & Gale, P.C.
Court	McCallum, Hoaglund, Cook & Irby, L.L.P.	1901 6th Avenue North, Suite 2400
217 North Prairie Street	905 Montgomery Highway, Suite 201	Birmingham, Alabama 35203
Union Springs, AL	Vestavia Hills, Alabama 35216
You may appear at the Fairness Hearing, either in person or through an attorney retained and paid by you. If you or your attorney wants to be heard at the Fairness Hearing, you or your attorney must file a notice of intention to appear with the Clerk of the Court by January 30, 2009, 2008, with copies received by the plaintiffs’ counsel and First Acceptance’s counsel, at the addresses provided above.
Please call 866-290-4390 with any questions you may have about the settlement or visit www.franklinclassactionsettlement.com.
PLEASE DO NOT CALL THE COURT, THE CLERK OF COURT, FIRST ACCEPTANCE OR YOUR INSURANCE AGENT.
DATED: ____________
This Notice Has Been Approved by Hon. Burt Smithart, Judge, Circuit Court of Bullock County, Alabama

SETTLEMENT BENEFIT FORM
FOR ACTIVE CURRENT AND INACTIVE CURRENT
POLICYHOLDERS
Important: A notice has been delivered to your address based on information contained in the records of First Acceptance concerning a class settlement of claims involving motor club membership. This Benefit Form entitles you to the benefits set forth in the notice. Subject to the terms set forth herein, you will automatically receive a 100% premium credit for all motor club charges you paid to First Acceptance. If you are an Active Current Policyholder, as defined in the Notice of Proposed Class Action Settlement (“Class Notice”) and the Stipulation and Agreement of Settlement (“Settlement Agreement”), you will receive this credit upon the renewal of your current policy. If you are an Inactive Current Policyholder, as defined in the Class Notice and the Settlement Agreement, you will receive this credit on your next new application with First Acceptance on or before August 30, 2010. The credit will be prorated over twelve months and applied first to uninsured motorist coverage, if purchased, then to liability coverage, unless you elect to receive cash reimbursement up to a maximum of $50 for towing/rental car expenditures as described below.
ALL BENEFITS ARE CONDITIONED UPON FINAL COURT APPROVAL OF THE PARTIES’ SETTLEMENT.
☐ Towing/Rental Reimbursement Benefit:
By checking the box to the left and returning this completed form to the Franklin v. First Acceptance Settlement Administrator, P.O. Box 24389, Jacksonville, FL 32241-4389 by March 6, 2009, you will be entitled to a cash reimbursement up to $50 for towing/rental charges you incur as a result of a vehicle accident disablement that occurs on or before February 28, 2010. The vehicle must be registered in your name at the time of the accident, and you must submit your reimbursement form, proof of registration and the accident report, and evidence that you paid for a towing/rental as a result of the disablement.
1.	Please write the full name of the Class Member.
Class Member Current Name: _____________________________________________________________________
(print)
Former Name (if different): ________________________________________________________________________
(print)
2.	Please fill in the information below.
Current Address:

Current Telephone:

Date: _____________________

signature

Franklin v. Acceptance Insurance Agency
P.O. Box ___
Jacksonville, FL 32241-___
<First Name> <Last Name>
<address>
<City, State Zip>
SETTLEMENT BENEFIT FORM
FOR FORMER POLICYHOLDERS
Important: A notice has been delivered to your address based on information contained in the records of First Acceptance concerning a class settlement of claims involving motor club membership. This Benefit Form entitles you to the benefits set forth in the notice. Subject to the terms set forth herein, you will automatically receive a cash reimbursement benefit up to $50 for towing/ rental car expenditures if your vehicle is disabled in an accident occurring between March 1, 2009 and February 28, 2010, unless you elect to receive a 100% premium credit for all motor club charges you paid to First Acceptance on your next new application for insurance with First Acceptance. If you choose the cash reimbursement certificate, the vehicle must be registered in your name at the time of the accident, you must submit your reimbursement form, proof of registration and the accident report, and evidence that you paid for a towing/ rental as a result of the disablement.
ALL BENEFITS ARE CONDITIONED UPON FINAL COURT APPROVAL OF THE PARTIES’ SETTLEMENT.
Insurance Benefit:
☐	By checking the box to the left and completing and returning this form to the Franklin v. First Acceptance Settlement Administrator, P.O. Box 24389, Jacksonville, FL 32241-4389 by March 6, 2009, you elect the premium credit benefit and request that 100% of eligible payments you made for motor club be credited on a monthly prorated basis on your next new application for insurance with First Acceptance. You understand First Acceptance will prorate the credit over twelve months, and it will be applied to uninsured motorist coverage, if purchased, then to liability coverage. You must be insured continuously for twelve months in order to receive the full policy credit. Your credit is available at any time up to August 30, 2010 on your next application for a new policy with First Acceptance.
1. Please write the full name of the Class Member.
Class Member Current Name: _____________________________________________________________________
(print)
Former Name (if different): ________________________________________________________________________
(print)

SEE REVERSE
2. Please fill in the information below.
Current Address:

Current Telephone:

Date: _____________________

signature